                            PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT dated as of December 22, 1994 (this "Agreement"), is by and between GERALD D. MURPHY (the "Pledgor") and KINGWOOD LAKES SOUTH, L.P., a Texas limited partnership (the "Secured Party").

                            R E C I T A L S :

     A. Pledgor has promised to contribute $1,500,000.00 as capital contribution to Secured Party and pursuant to which Pledgor has executed that certain Promissory Note ("Note") dated of even date herewith in the original principal amount of $1,500,000.00, payable to the order of Secured Party.

     B. Secured Party has conditioned the acceptance of Pledgor's capital contribution evidenced by the Note upon the execution and delivery of this Agreement by Pledgor.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                               ARTICLE I

                      SECURITY INTEREST AND PLEDGE

     Section 1.01. SECURITY INTEREST AND PLEDGE. As collateral security for the prompt payment in full when due of the Obligations (hereinafter defined) (whether at stated maturity, by acceleration, or otherwise) and all present and future obligations of Pledgor under this Agreement, Pledgor hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

          (a) 333,333 shares of common capital stock of ERLY Industries, Inc., a California corporation ("ERLY") (based on $9.00 per share as of December 22, 1994), evidenced by the certificate numbers reflected on EXHIBIT "A" attached hereto (as such EXHIBIT "A" may be modified from time to time due to the adjustments required pursuant to SECTION 3.03 hereof);

          (b) additional shares of ERLY and other securities acceptable to Secured Party; and

          (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, general intangibles and other property, rights and interests, and all accessions and substitutions therefor, that Pledgor receives or is at any time entitled to receive on account of any of the foregoing.

     Section 1.02. Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"):

          (a)  the Note;

          (b) all costs and expenses, including, without limitation, all attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; and

          (c) all extensions, renewals, and modifications of any of the foregoing.

                               ARTICLE II

                     REPRESENTATIONS AND WARRANTIES

     Pledgor represents and warrants to Secured Party that:

     Section 2.01. TITLE. Pledgor owns, and with respect to Collateral acquired after the date hereof, Pledgor will own the Collateral free and clear of any lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and non-assessable.

     Section 2.02. PLACE OF RESIDENCE. Pledgor's place of residence is in Los Angeles, Los Angeles County, California.

     Section 2.03. LITIGATION. There is no litigation, investigation, or governmental proceeding pending or threatened against Pledgor or any of its properties which if adversely determined would have a material adverse effect on the Collateral.

     Section 2.04. FIRST PRIORITY PERFECTED SECURITY INTEREST. This Agreement and the transactions contemplated herein create in favor of Secured Party a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.

                              ARTICLE III

                   AFFIRMATIVE AND NEGATIVE COVENANTS

     Pledgor covenants and agrees with Secured Party that:

     Section 3.01. ENCUMBRANCES. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any lien, security interest, or other encumbrance on the Collateral, except the pledge and security interest of Secured Party hereunder, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons.

     Section 3.02. SALE OF COLLATERAL. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

     Section 3.03.  COLLATERAL COVERAGE.

          (a) The value of the Collateral shall at all times be equal to or greater than $3,000,000.00.

          (b) The value of the Collateral shall be an amount such that at all times Pledgor shall have the right under all applicable laws, during the current fiscal quarter and the next succeeding fiscal quarter, to sell securities pledged pursuant to this Agreement having a value, as determined hereby, of at least $3,000,000.00.

          (c) The value of the Collateral shall be determined based upon the prices for the Collateral quoted in the Wall Street Journal on the date of determination.

          (d) If at any time the value of the Collateral does not satisfy the requirements of paragraph (a) or (b) of this Section 3.03, Pledgor shall deliver and pledge to Secured Party additional shares of ERLY, or other securities acceptable to Secured Party in its sole discretion (together with blank stock powers (in the form as that which is attached hereto as Exhibit "B") with respect thereto) or cash such that after the delivery of such additional shares or cash, the requirements of paragraphs (a) and (b) of this Section 3.03 are satisfied. Such additional shares and cash shall constitute Collateral pursuant to this Agreement and shall be subject to the pledges hereof and the liens and security interests created hereby.

     Section 3.04. MAINTENANCE OF COLLATERAL VALUE. Pledgor shall comply with the provisions of Section 3.03 of this Agreement which relate to maintenance of the value of the Collateral. In connection with the delivery of additional

Collateral pursuant to Section 3.03 of this Agreement, Borrower shall execute such documents as shall be determined by Secured Party to be necessary or appropriate to create or perfect Secured Party's pledge of and first priority security interest in such additional Collateral.

     Section 3.05. FURTHER ASSURANCES. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

     Section 3.06. TAXES. Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on the Collateral.

     Section 3.07. DISTRIBUTIONS. If Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party to be held by it as additional collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it as additional collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

     Section 3.08. NOTIFICATION. Pledgor shall promptly notify Secured Party of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, (b) any material change in the Collateral; including, without limitation, any material decrease in the value of the Collateral, and
(c) the occurrence or existence of any Event of Default (as hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

     Section 3.09. INFORMATION. Pledgor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Pledgor as Secured Party may request. Pledgor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

     Section 3.10. PROVIDE INFORMATION. Pledgor shall fully cooperate, to the extent requested by Secured Party, in the completion of any notice, form, schedule, or other document filed by Secured Party on its own behalf or on behalf of Pledgor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral, any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the Securities Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Pledgor shall furnish to Secured Party any and all information which Secured Party may reasonably request for purposes of any such filing, regarding Pledgor, the Collateral, and any issuer of any of the Collateral, and Pledgor shall disclose to Secured Party all material adverse information known by Pledgor with respect to the operations of any issuer of any of the Collateral.

                               ARTICLE IV

                  RIGHTS OF SECURED PARTY AND PLEDGOR


     Section 4.01. POWER OF ATTORNEY. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following, without notice to or the consent of Pledgor:

          (a) after the occurrence and during the continuance of an Event of Default, to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

          (b) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

          (c) after the occurrence and during the continuance of an Event of Default, (i) to direct parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct;
     (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding, at law or in equity, in any court of competent jurisdiction to collect the Collateral or any part thereof, and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral;
     (vi) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to add or release any guarantor, endorser, surety, or other party to any of the Collateral or the Obligations; (ix) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations; (x) to insure any of the Collateral; and (xi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

     This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact, except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

     Section 4.02. VOTING RIGHTS. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting rights relating or pertaining to the Collateral or any part thereof.

     Section 4.03. PERFORMANCE BY SECURED PARTY. If Pledgor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the maximum non-usurious per annum rate permitted by applicable law, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Pledgor under this Agreement.

     Section 4.04. SECURED PARTY'S DUTY OF CARE. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

     Section 4.05. ASSIGNMENT BY SECURED PARTY. Secured Party may at any time and from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

                               ARTICLE V

                                DEFAULT


     Section 5.01. EVENTS OF DEFAULT. Each of the following shall be deemed an "Event of Default":

          (a) Pledgor or any obligated party shall fail to pay when due the Obligations or any part thereof.

          (b) Any representation or warranty made or deemed made by Pledgor or any obligated party in this Agreement or any other instruments executed in connection with this Agreement or the Note at any time shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) Pledgor or any obligated party shall fail to perform, observe or comply with any covenant, agreement or term contained in this Agreement or any other instruments executed in connection with this Agreement or the Note.

          (d) Pledgor or any obligated party shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (e) An involuntary proceeding shall be commenced against Pledgor or any obligated party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty
     (30) days.

          (f) Pledgor or any obligated party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration or similar proceeding or proceedings involving an aggregate amount in excess of $25,000.00 against any of its assets or properties.

          (g) Pledgor or any obligated party shall fail to satisfy and discharge promptly any judgment or judgments against it for the payment of money in an aggregate amount in excess of $25,000.00.

          (h) Pledgor or any obligated party shall fail to pay when due any principal of or interest on any debt (other than the Obligations), or the maturity of any such debt shall have been accelerated, or any such debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such debt or any person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

          (i) This Agreement or any other instruments executed in connection with this Agreement and the Note shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Pledgor or any obligated party, or any lien or security interest created by this Agreement shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

          (j) Pledgor shall have died or have been declared incompetent by a court of law.

     Section 5.02. RIGHTS AND REMEDIES. If any Event of Default shall occur, Secured Party shall have the following rights and remedies:

          (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof; (ii) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery; or (iii) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor to the extent permitted by applicable law. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than five (5) days' written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of the Collateral, regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

          (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

          (c) Secured Party shall be entitled to receive all cash dividends payable in respect of the Collateral.

          (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting rights and corporate powers in respect of the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

          (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

          (f) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

                               ARTICLE VI

                             MISCELLANEOUS

     Section 6.01. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     Section 6.02. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

     Section 6.03. AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE NOTE EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 6.04 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and may be telexed, telecopied, mailed by certified mail, return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.


     If to Pledgor:           Gerald D. Murphy
                              ______________________
                              ______________________
                              Telephone No.:  (___) ___-____
                              Fax Number:  (___) ___-____

     If to Secured Party:     Kingwood Lakes South, L.P.
                              Attention:  Michael L. Tenzer
                              11400 West Olympic Boulevard,
                                Suite 1040
                              Los Angeles, California  90064
                              Telephone No.:  (310) 820-6000
                              Fax Number:  (310) 442-3643

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails.

     Section 6.05. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Section 6.06. HEADINGS. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 6.07. SURVIVAL. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by

Secured Party shall affect the representations and warranties of Pledgor herein or the right of Secured Party to rely upon them.

     Section 6.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 6.09. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 6.10. OBLIGATIONS ABSOLUTE. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release, subordination, or impairment of collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                PLEDGOR:


                                ________________________________
                                GERALD D. MURPHY


                                SECURED PARTY:

                                KINGWOOD LAKES SOUTH, L.P., a
                                Texas limited partnership

                                By: Tenzer Company, Inc., a
                                Delaware corporation, its sole
                                general partner


                                By: ____________________________
                                Name:  Michael L. Tenzer
                                Title:  President



LIST OF EXHIBITS:

Exhibit "A" - List of Stock Certificate Numbers
Exhibit "B" - Form of Stock Power

                              EXHIBIT "A"

                   LIST OF STOCK CERTIFICATE NUMBERS


Description of the Shares:

   Date of              Number of             Certificate
    Issue                Shares                  Number
   --------             ---------             -----------
   06/20/77             11,984                 LU8348
   05/30/80                508                 SL4689
   06/27/80             14,693                 SL4763
   08/21/80                500                 SL5075
   02/10/84                500                 SL09435
   10/08/84             12,500                 SL09758
   09/05/86             53,457                 SL11396
   09/05/86              3,776                 SL11399
   09/24/87             62,081                 SL13865
   09/24/87              4,153                 SL13868
   02/03/88                380                 SL15019
   01/26/89             25,000                 SL16275
   01/26/89             21,977                 SL16276
   12/20/89             41,636                 SL17840
   12/20/89             40,003                 SL17841
   03/31/90              6,000                 SL17993
   10/26/90              5,300                 SL19227
   10/26/90              5,380                 SL19229
   10/26/90             10,000                 SL19230
   11/15/90             13,532                 SL19276


                              EXHIBIT "B"

                          FORM OF STOCK POWER


     I, Gerald D. Murphy, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, do hereby give, assign and transfer unto Kingwood Lakes South, L.P., a Texas limited partnership, ___________________________ (_______) shares of the common stock of ERLY Industries, Inc., dated _____________________, registered in my name on the books of said company, without legend or restriction, and do hereby irrevocably constitute and appoint the Secretary of the company as attorney to transfer the foregoing on the books of said company, with full power of substitution in the premises, hereby ratifying and confirming all that my said attorney shall lawfully do by virtue hereof.

     Dated:  ______________, 199_.



                              ________________________________
                              Gerald D. Murphy